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AMCORE FINANCIAL, INC. AND SUBSIDIARIES
EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                        FOR THE YEARS ENDED,
(in 000's)                                                       1996            1995           1994
-------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                           $26,383         $18,271         $21,801

  SHARES
    Weighted average number of common shares                     14,214          14,083          14,023

    Dilutive effect of outstanding options (as
     determined by application of the treasury
     stock method)                                                  214             224             196
                                                                -------         -------         -------
    Weighted average number of shares, as adjusted               14,428          14,307          14,219
                                                                =======         =======         =======

  PRIMARY EARNINGS PER SHARE*                                   $ 1.829         $ 1.277         $ 1.533
                                                                =======         =======         =======

FULLY DILUTED EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                           $26,383         $18,271         $21,801

  SHARES
    Weighted average number of shares, as adjusted
     per primary computation above                               14,428          14,307          14,219

    Additional dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)                                                  182              --              --
                                                                -------         -------         -------
    Weighted average number of shares, as adjusted               14,610          14,307          14,219
                                                                =======         =======         =======
  FULLY DILUTED EARNINGS PER SHARE*                             $ 1.806         $ 1.277         $ 1.533
                                                                =======         =======         =======

* This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.